UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2025

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2025, the Board of Directors of Unisys Corporation (the “Company”) elected Chris Arrasmith to Executive Vice President and Chief Operating Officer, effective April 1, 2025. As disclosed on December 5, 2024, Michael Thomson, the Company’s current President and Chief Operating Officer, will cease serving as the Company’s Chief Operating Officer on March 31, 2025, and will serve as the Chief Executive Officer and President and as a director of the Company, effective April 1, 2025.
Mr. Arrasmith, age 49, has been Senior Vice President and General Manager of Enterprise Computing Solutions of the Company since January 2022. Prior to this role, Mr. Arrasmith served as the Company’s Vice President, Business Solutions from July 2021 to December 2021. Prior to his roles at the Company, Mr. Arrasmith held various senior leadership positions at International Business Machines Corporation, a global technology company, from August 2018 to July 2021 and Amelia (formerly known as IPsoft Inc.), an American technology company, from May 2014 to July 2018.
Mr. Arrasmith will receive an annual base salary of $540,000 and an annual target bonus of 100% of earned base salary under the Company’s Executive Variable Compensation Plan. Mr. Arrasmith is also eligible for consideration to receive an equity award at the next annual grant cycle in 2025 and in subsequent years with a target grant date fair value of $1,200,000 under the same terms and conditions as all other grant recipients.
Mr. Arrasmith is eligible for the severance benefits as described in a severance agreement entered into with the Company in the event of involuntary termination and a change-in-control agreement entered into with the Company in the event of a change-in-control of the Company. Further details concerning the severance agreement terms and change-in-control agreement terms are described in the Company’s definitive proxy statement dated March 22, 2024, under the headings “Executive Officer Severance Agreements” and “Change-in-Control Agreements” respectively. Mr. Arrasmith will also receive health, welfare and retirement benefits that are generally available to salaried employees of the Company.
There are no arrangements or understandings between Mr. Arrasmith and any other person pursuant to which he was selected as an officer or elected a director. Neither Mr. Arrasmith nor any of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: February 19, 2025	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer